Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE ANNOUNCES EXECUTIVE CHANGES AND FUNDING UPDATE

ALPHARETTA, GA, November 7, 2012 – SANUWAVE Health, Inc. (OTCBB: SNWV) today announced that Christopher M. Cashman will be leaving as President, Chief Executive Officer and Director. Mr. Cashman will continue to serve the Company in an advisory role. Barry J. Jenkins, the Company’s Chief Financial Officer, has been named Chief Operating Officer, and Kevin A. Richardson, II, Chairman of the Company’s Board of Directors, has been named Active Chairman of the Board, effective immediately.

Kevin Richardson stated, “On behalf of the Board, management and employees of SANUWAVE, I would like to thank Chris for his dedication, passion and contributions to SANUWAVE over the past seven years. He has been instrumental in helping the Company persevere through the challenges of establishing our regenerative medicine platform. It is from his leadership alongside the SANUWAVE team that we are now well-positioned to continue our dermaPACE® diabetic foot ulcer clinical trial here in the U.S. and to succeed in expanding the treatment options for wound and orthopedic indications worldwide. We wish him all the best in his future endeavors.”

“We are highly committed to the execution of our strategic initiatives at SANUWAVE. I will work alongside the management team to carry out the strategic, clinical and operational priorities of the Company.  The Company is working with select accredited investors to raise up to $1.25 million in capital in a private placement.  The accredited investors will receive a convertible promissory note that will convert, at the Company’s option, at the completion of a larger funding that is expected to close no later than the first quarter of 2013,” concluded Mr. Richardson.

Mr. Cashman commented, "I am extremely proud of the progress and results we achieved in my years with the Company, which is now well positioned for a strong future. SANUWAVE has a very talented executive leadership team supported by dedicated and loyal employees. I wish them all the best. I strongly believe in the potential for PACE® technology to positively impact patients whose lives suffer from debilitating wounds and injuries, and I look forward to the day dermaPACE and the other PACE products are approved for use on the U.S. market."

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is an emerging regenerative medicine company focused on the development and commercialization of noninvasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures.  SANUWAVE’s portfolio of products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration.  SANUWAVE intends to apply its PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions.  Its lead product candidate for the global wound care market, dermaPACE, is CE marked and has Canadian device license approval for the treatment of the skin and subcutaneous soft tissue.  In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers.  SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved Ossatron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its Ossatron, Evotron® and orthoPACE® devices in Europe.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

SANUWAVE Health, Inc.
Barry Jenkins, 678-578-0103
Chief Financial Officer
investorrelations@sanuwave.com